Exhibit 99.1

FOR IMMEDIATE RELEASE

OCTOBER 6, 2016

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public Relations, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream to Host Third Quarter 2016 Earnings Conference Call on November 2

DALLAS, October 6 — The EnLink Midstream companies, EnLink Midstream Partners, LP (NYSE: ENLK) (the Partnership) and EnLink Midstream, LLC (NYSE: ENLC) (the General Partner), will hold a conference call to discuss third quarter 2016 financial results on Wednesday, November 2, at 9 a.m. Central time. EnLink will post an operations report and earnings press release to its website at www.EnLink.com after market close on November 1.

The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10092382 where they will receive their dial-in information upon completion of their preregistration.

Interested parties can access an archived replay of the call on the Investors page of EnLink Midstream’s website at www.EnLink.com.

About the EnLink Midstream Companies

EnLink Midstream is a leading, integrated midstream company with a diverse geographic footprint and a strong financial foundation, delivering tailored customer solutions for sustainable growth. EnLink Midstream is publicly traded through two entities: EnLink Midstream, LLC (NYSE: ENLC), the publicly traded general partner entity, and EnLink Midstream Partners, LP (NYSE: ENLK), the master limited partnership entity.

EnLink Midstream’s assets are located in many of North America’s premier oil and gas regions, including Oklahoma’s Midcontinent, the Permian Basin, and the Gulf Coast region. Based in Dallas, Texas, EnLink Midstream’s assets include approximately 11,000 miles of gathering and transportation pipelines, 19 processing plants with approximately 3.9 billion cubic feet per day of processing capacity, seven fractionators with approximately 284,000 barrels per day of fractionation capacity, as well as barge and rail terminals, product storage facilities, purchase and marketing capabilities, brine disposal wells, an extensive crude oil trucking fleet, and equity investments in certain private midstream companies.

Additional information about the EnLink companies can be found at www.EnLink.com.

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